                               The State of Texas

                               SECRETARY OF STATE

         IT IS HEREBY CERTIFIED that the attached is/are true and correct copies of the following described document(s) on file in this office:

                          RUGRATS AMERICAN TOUR, LTD.
                               File No. 100955-10

CERTIFICATE OF LIMITED PARTNERSHIP                          SEPTEMBER 04, 1997






[seal]
                                                     IN TESTIMONY WHEREOF, I
                                                     have hereunto signed my
                                                     name officially and caused
                                                     to be impressed hereon the
                                                     Seal of State at my office
                                                     in the City of Austin, on
                                                     June 11, 1998.



                                                     /s/ Albert R. Gonzales
                                                     --------------------------
                                                     Alberto R. Gonzales
                                                     Secretary of State



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                          CERTIFICATE OF FORMATION OF
                             A LIMITED PARTNERSHIP


         Pursuant to the provisions of the Texas Revised Limited Partnership Act, V.A.T.S. art. 6132a-1, the undersigned persons certify that the statements hereinafter made are provisions of our agreement of limited partnership, which is to be effective when this certificate of limited partnership is filed by the Secretary of State of Texas.

         The name of the limited partnership is RUGRATS AMERICAN TOUR, LTD.

         The address of the registered office of the limited partnership in Texas is 515 Post Oak Boulevard, Suite 300, Houston, Texas 77027 and the name and address of registered agent of the limited partnership for the service of process on the partnership is Jeffry B. Lewis, 515 Post Oak Boulevard, Suite 300, Houston, Texas 77027.

         The address of the principal office of the limited partnership in the United States where records of the limited partnership are to be kept or made available under ss.1.07 of the Act is 515 Post Oak Boulevard, Suite 300, Houston, Texas 77027.

         The name, mailing address, and the street address of the business or residence of the sole general partner is:

                  Name         Mailing Address           Street Address
                  ----         ---------------           --------------
         PACE Variety          515 Post Oak Boulevard    515 Post Oak Boulevard
         Entertainment, Inc.   Suite 300                 Suite 300
                               Houston, Texas 77027      Houston, Texas 77027

         IN WITNESS WHEREOF. this certificate has been duly executed by the following partners, who include all of the general partners of the limited partnership.


                                             PACE Variety Entertainment, Inc.



                                             By: /s/ Michael F. Rogers
                                                 -------------------------------
                                                 Name:  Michael F. Rogers
                                                 Title:  Assistant Secretary


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